UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2023

INNO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2465 Farm Market 359 South Brookshire, TX	77423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 909-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

On December 4, 2023, Inno Holdings Inc., a Texas corporation (the “Company”), entered into that certain underwriting agreement (the “Underwriting Agreement”) with AC Sunshine Securities LLC, as the representative of the underwriters listed on Schedule A thereto (the “Representative”) in connection with the initial public offering (the “Offering”) of 2,500,000 shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) at an offering price of $4.00 per share (the “Public Offering Price”).

Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 45-day option to purchase up to 375,000 shares of Common Stock at the Public Offering Price, less the underwriting discount, to cover over-allotment, if any.

The Company will also issue warrants upon closing of the Offering to the Representative and its affiliates (the “Representative’s Warrants”) to purchase up to 201,250 shares of Common Stock at an exercise price of $4.80 per share, subject to adjustment as set forth in the Representative’s Warrants, exercisable from the closing date and valid until the fifth-year anniversary of the closing date.

The Company’s officers and directors and certain holders of the outstanding shares of common stock of our Company have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock during the 180 day period commencing from December 4, 2023, except the grant of equity-based incentives under an equity-based incentive plan, filing registration statement on Form S-8, issuing securities in connection with an acquisition of assets or a business, and filing a registration statement in connection with an acquisition., without the prior written consent of the Representative.

The Underwriting Agreement contained customary representations and warranties. The foregoing descriptions of the Underwriting Agreement, Representative’s Warrants and lock-up agreement purport to be only summaries. The Underwriting Agreement, a form of Representative’s Warrants and a form of the lock-up agreement are filed as Exhibits 1.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On December 5, 2023, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report on Form 8-K. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement dated as of December 4, 2023, by and between the Company and AC Sunshine Securities LLC.
4.1	Form of Representative’s Warrant
10.1	Form of Lock-Up Agreement
99.1	Press Release of the Company dated as of December 5, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS INC.

By:	/s/ Dekui Liu
Name:	Dekui Liu
Title:	Chief Executive Officer, Director and Chairman

Date: December 5, 2023

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